UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

CHART INDUSTRIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	34-1712937
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

3055 Torrington Drive, Ball Ground, Georgia	30107
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common stock, par value $0.01	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): Not Applicable

Securities registered pursuant to Section 12(g) of the Act: None.

EXPLANATORY NOTE

This Registration Statement on Form 8-A is being filed by Chart Industries, Inc., a Delaware corporation (the “Company”), in connection with the registration of its common stock, par value $0.01 (the “Common Stock”), pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, and the transfer of the listing of the Company’s Common Stock from the Nasdaq Stock Market (the “Nasdaq”) to the New York Stock Exchange (the “NYSE”).

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Common Stock of the Company provided in the Registration Statement on Form S-3, filed with the Securities and Exchange Commission on June 10, 2019 (File No. 333-232049), under the heading “Description of Securities” is incorporated herein by reference

Item 2. Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CHART INDUSTRIES, INC.

Date: January 27, 2021	By:	/s/ Jillian C. Evanko
Jillian C. Evanko
President and Chief Executive Officer

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